Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of the ___ day of __________, 200_, by and between Matrix Service Company, a Delaware corporation (the “Company”), and ____________________ (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is an officer and/or director of the Company or of an entity in which the Company directly or indirectly owns an interest;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of corporations in the current environment;

WHEREAS, the Certificate of Incorporation and Bylaws of the Company (the “Charter Documents”) require the Company to indemnify and advance expenses to its officers and directors to the fullest extent permitted under Delaware law and Indemnitee has agreed to serve or has served and continues to serve in such capacity, in part, in reliance on the Charter Documents; and

WHEREAS, in recognition of Indemnitee’s need for (i) substantial protection against personal liability based on Indemnitee’s reliance on the Charter Documents, (ii) specific contractual assurance that the protection promised by the Charter Documents will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Charter Documents or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company) and (iii) an inducement to agreeing to or to continue to provide effective services to the Company, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under Delaware law and as set forth in this Agreement, and for the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the premises and of Indemnitee’s agreeing to or continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Certain Definitions:

(a)          “Change in Control” means and shall be deemed to have occurred if (i) any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the total voting power of all the then outstanding Voting Securities, (ii) any Person purchases or otherwise acquires under a tender offer, securities representing thirty percent (30%) or more of the total voting power of all the then outstanding Voting

Securities, (iii) during any period of two (2) consecutive years, individuals (a) who at the beginning of such period constitute the Board of Directors of the Company and (b) any new director whose election by the Company’s Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Company’s Board of Directors, (iv) the stockholders of the Company approve a merger or consolidation of the Company with another entity, other than a merger or consolidation which would result in the Voting Securities outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is a subsidiary of another entity, then of the parent entity of such surviving entity), at least sixty percent (60%) of the total voting power represented by the voting securities of the surviving entity (or parent entity) outstanding immediately after such merger or consolidation, or (v) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(b)          “Claim” shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(c)          “Expenses” shall include reasonable attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

(d)          “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request (expressed or implied) of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(e)          “Person” shall mean any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding therefrom a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(f)          “Potential Change in Control” shall be deemed to have occurred if (i) the Company enters into an agreement the consummation of which would result in the occurrence of a Change in Control;  (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or  (iii) the

Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(g)          “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Company’s Board of Directors (including the special, independent counsel referred to in Section 3 below) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

(h)          “Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.

2.     Basic Indemnification Arrangement.

(a)           In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law, as the same exists or hereafter may be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were provided prior thereto), promptly upon the receipt of written demand, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within ten (10) business days after the Company’s receipt of such request) any and all Expenses to Indemnitee (an “Expense Advance”). Notwithstanding anything in this Agreement to the contrary (except as set forth in Section 5), prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or the Board of Directors of the Company has consented to the initiation of such claim.

(b)           Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written legal opinion if the special, independent counsel referred to in Section 3 below is involved) that indemnification of Indemnitee would not be permitted under applicable law, provided, that to be effective any such denial of indemnity must be in writing, delivered to the Indemnitee, stating with particularity the reason for such denial; and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) above shall be subject to the condition that if, when and to the extent that the Reviewing Party determines that indemnification of Indemnitee would not be permitted under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that indemnification of Indemnitee would not be permitted under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon.

(c)           If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors of the Company, and if there has been such a Change in Control, the Reviewing Party shall be the special, independent counsel referred to in Section 3 below.  If there has been no determination by the Reviewing Party or if the Reviewing Party determines that indemnification of Indemnitee would not be permitted in whole or in part under applicable law, Indemnitee shall have the right to commence litigation, in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof.  The Company hereby consents to service of process and to appear in any such proceeding.  Any determination by the Reviewing Party not challenged by the Indemnitee shall be conclusive and binding on the Company and Indemnitee.

(d)           No indemnification pursuant to this Agreement shall be paid by the Company on account of any Claim in which a final judgment is rendered against Indemnitee or Indemnitee enters into a settlement, in each case, (i) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws; (ii) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or (iii) for which payment is prohibited by law.

3.           Change in Control.  The Company agrees that if there is a Change in Control, then, with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or the Charter Documents now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed), which counsel has not otherwise performed services for the Company or Indemnitee within the last five (5) years (other than in connection with such matters). The independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or such counsel’s engagement pursuant hereto.

4.           Establishment of Trust.  In the event of a Potential Change in Control, the Company shall promptly, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the

“Trust”) and, from time to time upon written request by Indemnitee, shall fund the Trust in an amount sufficient to satisfy (a) any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and (b) any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid.  The terms of the Trust shall provide that, upon a Change in Control, (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee;  (ii) the trustee of the Trust (the “Trustee”), shall advance to Indemnitee, within ten (10) business days of a request by Indemnitee, any and all Expenses and Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which Indemnitee would be required to reimburse the Company under Section 2(b) above); (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (iv) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement.  The Trustee shall be chosen by Indemnitee, with the approval of the Company (which approval shall not be unreasonably withheld or delayed).  Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement or any provision of the Charter Documents or other agreement now or hereafter in effect.  The Company shall pay all costs of establishing and maintaining the Trust and shall agree to indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, losses and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

5.           Indemnification for Additional Expenses.  The Company shall indemnify Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by Indemnitee, shall (within ten (10) business days after receipt of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (a) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or any provision of the Charter Documents now or hereafter in effect relating to Claims for Indemnifiable Events; and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company; provided that, in either case, Indemnitee ultimately is determined to be entitled in whole or in part, to such indemnification, advance expense payment or insurance recovery, as the case may be.  The Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid Indemnitee under this Section 5 if Indemnitee ultimately is determined not to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

6.           Partial Indemnification; Mandatory Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion, but not all, of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that

Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

7.           Notification and Defense of Proceeding.

(a)           Promptly after receipt by Indemnitee of notice of the commencement of any Claim by reason of (or arising in part out of) an Indemnifiable Event, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 7(c).

(b)           With respect to any such Claim as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Claim at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Claim other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ legal counsel in such Claim, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Claim, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the independent counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases all Expenses of the Claim shall be borne by the Company.  The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in (ii) above or under the circumstances provided for in (iii) and (iv) above.

(c)           The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Claim effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the independent counsel has approved the settlement.  The Company shall not settle any Claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.  The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity as a result of Indemnitee’s failure to provide notice, at its expense, to participate in the defense of such action, and the lack of such notice materially prejudiced the Company’s ability to participate in defense of such action.  The Company’s liability hereunder shall not be excused if participation in the Claim by the Company was barred by this Agreement.

8.          Burden of Proof.  In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

9.    Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee's actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

10.           No Presumption.  For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

11.         Non-exclusivity, etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Charter Documents, applicable law or otherwise.   To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter Documents, applicable law or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

12.         Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

13.         Amendment; Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

14.         Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

15.         No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Charter Documents or otherwise) of the amounts otherwise indemnifiable hereunder.

16.         Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including without limitation any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouse, heirs, and personal and legal representatives.  The indemnification provided under this Agreement shall continue in effect as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request or has ceased to serve in such capacity at the time of any Claim.

17.         Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

18.         Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall only be brought in the state courts of the State of Delaware.

19.         Notices.  All notices, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested and addressed to the Company at:

  Matrix Service Company
  5100 E. Skelly Drive
  Suite 700
  Tulsa, OK 74135
  Attention: General Counsel

and to Indemnitee at:

  The address set forth below Indemnitee’s signature hereto.

Notice of change of address shall be effective only when given in accordance with this Section.  All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

20.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Indemnitee and a duly authorized representative of the Company as of the date first above written.

MATRIX SERVICE COMPANY

By:
Name:
Title:

INDEMNITEE:

[Indemnitee’s typed name]

Address for notices:

9